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                                                                    Exhibit 10.7

                              EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement") is entered into as of September 19, 1996 between HealthDesk Corporation, a California corporation (the "Company"), and Timothy S. Yamauchi.

         In consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

1. Employment. The Company hereby employs Timothy S. Yamauchi in the capacity of Chief Financial Officer, Treasurer and Secretary. Timothy S. Yamauchi accepts such employment and agrees to perform such services as are customary to such office and as shall from time to time be assigned to him by the President and Chief Executive Officer and/or The Board of Directors.

2. Term. The initial term shall be for a period of 15 months, commencing on September 19, 1996 (the "Commencement Date") and shall be automatically extended for each successive one year term, unless earlier terminated as provided in Section 5. Timothy S. Yamauchi's employment will be on a full-time basis requiring the devotion of such amount of his productive time as is necessary for the efficient operation of the business of the Company.

3.       Compensation and Benefits.

         3.1 Salary. For the performance of Timothy S. Yamauchi's duties hereunder, the Company shall pay Timothy S. Yamauchi an annual salary of $110,000 payable (less required withholdings) no less frequently than twice monthly.

         3.2 Bonus. The Company shall also pay Timothy S. Yamauchi an annual cash bonus for each employment year. Which bonus shall be payable within 30 days following the end of the employment period for which it is earned. Commencing in calendar year, 1997, Timothy S. Yamauchi will be eligible to participate in a Short Term Incentive Plan. Ninety (90) days prior to the commencement of the employment year, the Board of Directors and Timothy S. Yamauchi will establish a mutually acceptable bonus plan, which plan will provide Timothy S. Yamauchi with appropriate incentives and opportunity to earn bonus amounts comparable to those available to top executives officers of similar companies and will base the incentive award on the full year pre-tax earnings of the company and will be paid by the end of the first quarter of the following year, subsequent to the completion of the annual audit.

         3.3 Benefits. Timothy S. Yamauchi shall be entitled to such medical, disability and life insurance coverage and such vacation, sick leave and holiday benefits, if any, as are made available to the Company's executive personnel, all in accordance with the Company's benefits program in effect from time to time.

         3.4 Reimbursement of Expenses. Timothy S. Yamauchi shall be entitled to be reimbursed for all reasonable expenses, including but not limited to expenses for travel, meals and entertainment, incurred by Timothy S. Yamauchi in connection with and reasonably related to the furtherance of the Company's business.

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         3.5   Annual Review.  On each successive  annual term of the
Commencement Date, the Chief Executive Officer, with the Board of Directors review and approval, will review Timothy S. Yamauchi's performance and compensation hereunder (including salary, bonus and stock options and/or other equity incentives) and will consider whether to increase such compensation, but will not have authority, as the result of such review to decrease any portion of such compensation without the written consent of Timothy S. Yamauchi.

4. Change of Control. In the event of a Change of Control of the Company (as defined below), all options then granted to Timothy S. Yamauchi which are unvested at the date of the Change of Control will be immediately vested. In addition, notwithstanding the provisions of Section 5.2(b), in the event of a termination of Timothy S. Yamauchi's employment hereunder for any reason following a Change of Control, the Company will promptly pay Timothy S. Yamauchi, in addition to the amounts required under Section 5.2(a), a lump sum severance amount, payable immediately upon such termination of employment, equal to six months of salary, plus at a minimum, a pro-rata portion of the maximum amount of bonus payable for the employment year during which the termination occurs and will be paid by the end of the first quarter of the following year, subsequent to the completion of the annual audit.


         As used herein, a "Change of Control" of the Company shall be deemed to have occurred:

         (a) Upon the consummation, in one transaction or a series of transactions, of the sale or other transfer of voting power (including voting power exercisable on a contingent or deferred basis as well as immediately exercisable voting power) representing effective control of the Company to a person or group of related persons who, on the date of this Agreement, does not have effective voting control of the Company, whether such sale or transfer results from a tender offer or otherwise; or

         (b) Upon the consummation of a merger or consolidation in which the Company is a constituent corporation and in which the Company's shareholders immediately prior thereto will beneficially own, immediately thereafter, securities of the Company or any surviving or new corporation resulting therefrom having less than a majority of the voting power of the company or any such surviving or new corporation; or

         (c) Upon the consummation of a sale, lease, exchange or other transfer or disposition by the "Company of all or substantially all its assets to any person or group or related persons; or

         (d) Upon an election or appointment of one or more directors as the result of which those persons serving as directors of the Company on the date of this Agreement (the "Current Directors") and/or their Successors (as defined below) will not constitute a majority of the Board of Directors of the Company. As used herein, a "Successor" means a director whose election by the company's shareholders or whose appointment by the directors then serving the Company has been approved by a vote of the directors then serving the Company in which at least two-thirds of those directors who are Original Directors and previously qualified Successors voted for approval.


5.       Termination.

         5.1 Termination Events. The employment hereunder will terminate upon the occurrence of any of the following events:


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               (a)   Timothy S. Yamauchi dies;

               (b) the Company, by written notice to Timothy S. Yamauchi or his personal representative, discharges Timothy S. Yamauchi due to the inability to perform the duties assigned to him hereunder for a continuous period exceeding 120 days by reason of injury, physical or mental illness or other disability, which condition has been certified by a physician; provided, however, that prior to discharging Timothy S. Yamauchi due to such disability, the Company shall give a written statement of findings to Timothy S. Yamauchi or his personal representative setting forth specifically the nature of the disability and the resulting performance failures, and Timothy S. Yamauchi shall have a period of ten (10) days thereafter to respond in writing to the Board of Directors' findings;

               (c) Timothy S. Yamauchi is discharged by the Board of Directors of the Company for cause. As used in this Agreement, the term "cause" means exclusively Timothy S. Yamauchi's conviction of (or pleading guilty or nolo contendre to) a felony or any misdemeanor involving dishonesty or moral turpitude; provided, however, that prior to discharging Timothy S. Yamauchi for cause, the Company shall give a written statement of findings to Timothy S. Yamauchi setting forth specifically the grounds on which cause is based, and Timothy S. Yamauchi shall have a period of ten (10) days thereafter to respond in writing to the Board of Directors' findings;

               (d) Timothy S. Yamauchi is discharged by the Board of Directors of the Company without cause, which the Company may do at any time, with at least 30 days advance notice, or if Timothy S. Yamauchi's employment agreement is not renewed;

               (e) Timothy S. Yamauchi voluntarily terminates his employment due to either (i) a default by the Company in the performance of any of its obligations hereunder, or (ii) an Adverse Change in Duties (as defined below), which default or Adverse Change in Duties remains unremedied by the Company for a period of ten days following its receipt of written notice thereof from Timothy S. Yamauchi; or

               (f) Timothy S. Yamauchi voluntarily terminates his employment for any reason other than the Company's default or an Adverse Change in Duties, which Timothy S. Yamauchi may do at any time with at least 30 days advance notice.

         As used herein, "Adverse Change in Duties" means an action or series of actions taken by the Company, without Timothy S. Yamauchi's prior written consent, which results in:

         (1) A change in Timothy S. Yamauchi's reporting responsibilities, titles, job responsibilities or offices which, in Timothy S. Yamauchi's reasonable judgment, results in a diminution of his status, control, or authority; or

         (2) The assignment to Timothy S. Yamauchi of any positions, duties or responsibilities which, in Timothy S. Yamauchi's reasonable judgment, are inconsistent with Timothy S. Yamauchi's positions, duties and responsibilities or status with the Company or which require Timothy S. Yamauchi to travel more than previously required; or

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         (3)   A requirement by the Company that to Timothy S. Yamauchi be based or perform his duties anywhere other than (i) at the Company's corporate office location on the date of this Agreement, or (ii) if the Company's corporate office location is moved after the date of this Agreement, at a new location that is no more than 30 miles from such prior location; or

         (4) A failure by the Company (i) to continue in effect any benefit, whether or not qualified, or other compensation, bonus or incentive plan in effect on the date of this Agreement or subsequently adopted or (ii) to continue Timothy S. Yamauchi's participation in such benefits or plans at the same level or to the same extent as on the Commencement Date or, with respect to subsequently adopted benefits or plans, on the date of initial implementation thereof, or (iii) to provide for Timothy S. Yamauchi's participation in any newly adopted benefits or plans at a level or to an extent commensurate, in Timothy S. Yamauchi's judgment, with that of other executives of the Company.

         5.2   Effects of Termination.

         (a) Upon termination of Timothy S. Yamauchi's employment hereunder for any reason, the Company will, within 3 days, pay Timothy S. Yamauchi (i) all compensation owed to Timothy S. Yamauchi and unpaid through the date of termination (including, without limitation, salary and employee expenses reimbursements and accrued P.T.O), plus, at a minimum, a pro rata portion of the maximum amount of bonus payable for the employment year during which the termination occurs, based on the percentage of the year during which Timothy S. Yamauchi was employed before such termination and will be paid by the end of the first quarter of the following year, subsequent to the completion of the annual audit.

         (b)   In addition, if the employment is terminated under Sections 5.1
(a), (b), (d), or (e), the Company shall also pay Timothy S. Yamauchi immediately upon such termination of employment, a lump sum severance amount equal to one-half of the then applicable annual salary, plus a pro-rata, portion of the incentive and will be paid by the end of the first quarter of the following year, subsequent to the completion of the annual audit.

         (c) Upon termination of Timothy S. Yamauchi's employment for any reason, Timothy S. Yamauchi agrees that for the one (1) year period following the Termination Event:

               (i) Timothy S. Yamauchi will not directly or indirectly encourage or solicit, or attempt to encourage or solicit, any individual to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current or prospective employees;

               (ii) Timothy S. Yamauchi will not induce or attempt to induce any customer, supplier, distributor, licensee or other business relation of the Company to cease doing business with the Company or in any way interfere with the existing business relationship between any such customer, supplier, distributor, licensee or other business relation and the Company.

               (iii) Timothy S. Yamauchi will not directly or indirectly, whether for his own account or as an individual, employee, director, consultant or advisor, or in any other capacity whatsoever, provide services to any person, firm corporation or other business enterprise which is involved in the design, development or marketing of software for the healthcare consumer and/or providers or manufactures, markets or sells any product or service that directly or indirectly relates to medical and health related material, specifically

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software that enables an end-user to track medical records and health related activities, learn about health topics and more freely exchange health and medical information and which is located geographically in an area where the Company maintains its business activities, unless you obtain the prior written consent of the Board of Directors.

         Timothy S. Yamauchi acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach , the Company shall, in addition to any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Timothy S. Yamauchi from continuing to engage in such breach.

         If any restriction set forth in this paragraph is held to be unreasonable, then Timothy S. Yamauchi and the Company agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.

6.       General Provisions.

         6.1 Assignment. Neither party may assign or delegate any of her rights or obligations under this Agreement without the prior written consent of the other party, except laws of succession in item (A).

         6.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties relating to such subject matter.

         6.3 Modifications. This Agreement may be changed or modified only by an agreement in writing signed by both parties hereto.

         6.4 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Timothy S. Yamauchi and Timothy S. Yamauchi's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join and be bound by the terms and conditions hereof.

         6.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California as such laws are applied to agreements among California residents entered into and performed entirely within California.

         6.6 Severability. If any provision of the Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

         6.7 Further Assurances. The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

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         6.8  Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed received by the recipient when delivered personally or, if mailed, five (5) days after the date of deposit in the United States mail, certified or registered, postage prepaid and addressed, in the case of the Company, to 2560 Ninth Street, Suite 220, Berkeley,
California 94710, and in case of Timothy S. Yamauchi, to the address shown for Timothy S. Yamauchi on the signature page hereof, or to such other address as either party may later specify by at least ten (10) days advance written notice delivered to the other party in accordance herewith.


         6.9 Indemnification. The company will indemnify Timothy S. Yamauchi in his capacity as an executive officer, to the maximum amount permitted by law.

         6.10 No Waiver. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of that provision, nor prevent that party thereafter from enforcing that provision of any other provision of this Agreement.

         6.11 Enforcement. If any action at law or in equity or any arbitration is brought to enforce or interpret the terms of this Agreement or to protect the rights obtained hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses in addition to any other relief to which it may be entitled.

         6.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         6.13 Reimbursement of Counsel Costs. Immediately upon commencement of employment hereunder, the Company will reimburse Timothy S. Yamauchi for the reasonable amount of all attorney's fees incurred by Timothy S. Yamauchi in connection with the negotiation and preparation of this Agreement, up to a maximum amount of $1,500.

IN WITNESS WHEREOF, the Company and Timothy S. Yamauchi have executed this Agreement effective as of the day and year first above written.

COMPANY                                     TIMOTHY S. YAMAUCHI

HealthDesk Corporation,                     _________________________________
a California corporation                    Timothy S. Yamauchi

By:                                         Address:
Name:                                       161 Stetson Avenue
Title:                                      Corte Madera, CA  94925
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